Exhibit 99.1

NEWS RELEASE
LOEWS CORPORATION REPORTS NET INCOME OF $446 MILLION
FOR THE FOURTH QUARTER OF 2023 AND $1.4 BILLION FOR THE FULL YEAR

14.0 MILLION COMMON SHARES REPURCHASED IN 2023 FOR $852 MILLION

New York, NY, February 5, 2024: Loews Corporation (NYSE: L) today released its fourth quarter 2023 financial results.

Fourth Quarter highlights:
Loews Corporation reported net income of $446 million, or $1.99 per share, in the fourth quarter of 2023, which represents a 26% increase over $355 million, or $1.49 per share, in the fourth quarter of 2022. The following are the highlights for the fourth quarter:

•CNA Financial Corporation’s (NYSE: CNA) net income improved year-over-year due to higher net investment income and higher underwriting income.
•Boardwalk Pipelines’ results improved due to higher revenues from re-contracting, partially offset by higher expenses.
•These increases were partially offset by lower investment returns on equity securities at the parent company compared to the 2022 period.
•Loews Corporation repurchased 2.1 million shares of its common stock for a total cost of $141 million through the end of the quarter.
•Book value per share, excluding AOCI, increased 9% to $81.92 as of December 31, 2023, from $74.88 as of December 31, 2022 due to repurchases of common shares and strong operating results during 2023.
•As of December 31, 2023, the parent company had $2.6 billion of cash and investments and $1.8 billion of debt.

CEO commentary:
“Loews had a spectacular quarter, with each of our subsidiaries producing strong results.”
–James S. Tisch, President and CEO, Loews Corporation

Consolidated highlights:

	December 31,
	Three Months		Years Ended
(In millions, except per share data)	2023	2022 (a)	2023	2022 (a)
Net income attributable to Loews Corporation before net investment gains (losses)	$442	$378	$1,469	$960
Net investment gains (losses):
CNA	4	(23)	(71)	(138)
Loews Hotels & Co			36
Total net investment gains (losses)	4	(23)	(35)	(138)
Net income attributable to Loews Corporation	$446	$355	$1,434	$822
Net income per share	$1.99	$1.49	$6.29	$3.38

	December 31, 2023	December 31, 2022 (a)

Book value per share	$70.69	$60.81
Book value per share excluding AOCI	81.92	74.88

(a)
As of January 1, 2023, Loews Corporation adopted Accounting Standards Update 2018-12, “Financial Services – Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts (“ASU 2018-12”), which was applied retrospectively effective January 1, 2021. Previously reported amounts have been adjusted to reflect application of the new guidance. See pages 4 and 5 of this release for more information.

Three months ended December 31, 2023 compared to 2022

CNA:
•Net income attributable to Loews Corporation improved 57% to $336 million from $214 million.
•Core income increased 37% to $362 million from $265 million.
•Results include higher net investment income from limited partnerships and fixed income securities.
•Property and Casualty underwriting results were higher due to improved underlying underwriting income and lower net catastrophe losses, partially offset by lower favorable net prior year loss reserve development.
•Net written premiums grew by 10% driven by strong retention and new business.
•Property and Casualty combined ratio was 92.1% compared to 93.7%. Property and Casualty underlying combined ratio was 91.4% compared to 91.2%.
•Net income was positively impacted by investment gains in 2023 compared to investment losses in 2022 mostly due to the favorable change in fair value of non-redeemable preferred stock.

Boardwalk:
•Net income increased 11% to $92 million compared to $83 million.
•EBITDA increased 5% to $260 million compared to $248 million.
•Net income and EBITDA increased due to higher transportation revenues from re-contracting and recently completed growth projects, increased storage and parking and lending revenues, and the Bayou Ethane acquisition. These increases were partially offset by higher depreciation expenses due to an increased asset base from recently completed growth projects and higher employee-related expenses.

Loews Hotels:
•Net income of $32 million compared to $33 million.
•Adjusted EBITDA of $83 million compared to $85 million.
•Net income slightly decreased due to lower equity income from joint ventures driven by decreased overall occupancy rates and higher operating costs offset by consolidating the results of a property previously accounted for under the equity method.

Corporate & Other:
•Results decreased to a net loss of $14 million compared to net income of $25 million.
•The decrease in results is primarily due to lower investment income from parent company equity securities.

Year ended December 31, 2023 compared to 2022

Loews Corporation reported net income of $1,434 million, or $6.29 per share, compared to $822 million, or $3.38 per share. The 74% year-over-year increase was driven by the following:

•CNA’s results improved due to higher net investment income, higher Property and Casualty underwriting income, lower investment losses, and a significantly lower unfavorable impact from the long-term care annual reserve review performed in the third quarter of each year.
•Investment income at the parent company improved due to higher returns on short-term investments and equity securities.
•Boardwalk Pipelines’ results increased due to higher revenues from re-contracting and recently completed growth projects.
•Loews Hotels & Co’s net income increased due to an after-tax gain of $36 million related to the acquisition of an additional equity interest in, and the consolidation of, a previously unconsolidated joint venture property in the second quarter of 2023.
•These increases were partially offset by an after-tax charge of $37 million related to the termination of a defined benefit plan in the third quarter of 2023 in Corporate & Other.

Share Purchases:
•On December 31, 2023, there were 222.2 million shares of Loews common stock outstanding.
•For the three months and year ended December 31, 2023, Loews repurchased 2.1 million and 14.0 million shares of its common stock at an aggregate cost of $141 million and $852 million, respectively.
•For the year ended December 31, 2023, Loews purchased 4.5 million shares of CNA common stock at an aggregate cost of $178 million.
•Depending on market conditions, Loews may from time to time purchase shares of its and its subsidiaries’ outstanding common stock in the open market, in privately negotiated transactions or otherwise.

Reconciliation of GAAP Measures to Non-GAAP Measures

This news release contains financial measures that are not in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management believes some investors may find these measures useful to evaluate our and our subsidiaries’ financial performance. CNA utilizes core income, Boardwalk utilizes earnings before interest, income tax expense, depreciation and amortization (“EBITDA”), and Loews Hotels utilizes Adjusted EBITDA. These measures are defined and reconciled to the most comparable GAAP measures on pages 6 and 7 of this release.

Earnings Remarks and Conference Calls

For Loews Corporation

–Today, February 5, 2024, earnings remarks will be available on our website.
–Remarks will include commentary from Loews’s president and chief executive officer and chief financial officer.

For CNA

–Today, February 5, 2024, CNA will host an earnings call at 9:00 a.m. ET.
–A live webcast will be available via the Investor Relations section of CNA’s website at www.cna.com.
–To participate by phone, dial 1-844-481-2830 (USA toll-free) or +1-412-317-1850 (International).

About Loews Corporation

Loews Corporation is a diversified company with businesses in the insurance, energy, hospitality and packaging industries. For more information, please visit www.loews.com.

Forward-Looking Statements

Statements contained in this news release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters, as well as the Company’s overall business and financial performance, can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this news release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Investor relations and media relations contact:

Chris Nugent
1-212-521-2403

Loews Corporation and Subsidiaries
Selected Financial Information

	December 31,
	Three Months		Years Ended
(In millions)	2023	2022	2023	2022
Revenues:
CNA Financial (a)	$3,507	$3,111	$13,299	$11,879
Boardwalk Pipelines	511	401	1,636	1,446
Loews Hotels & Co (b)	210	189	852	721
Corporate investment income (loss) and other	30	92	114	(2)
Total	$4,258	$3,793	$15,901	$14,044
Income (Loss) Before Income Tax:
CNA Financial (a) (c)	$460	$283	$1,518	$814
Boardwalk Pipelines	116	109	373	330
Loews Hotels & Co (b)	41	41	200	161
Corporate:
Investment income (loss), net	30	92	114	(8)
Other (d)	(34)	(60)	(209)	(183)
Total (c)	$613	$465	$1,996	$1,114
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial (a) (c)	$336	$214	$1,094	$612
Boardwalk Pipelines	92	83	283	247
Loews Hotels & Co (b)	32	33	147	117
Corporate:
Investment income (loss), net	24	72	90	(6)
Other (d)	(38)	(47)	(180)	(148)
Net income attributable to Loews Corporation (c)	$446	$355	$1,434	$822

(a)The three months ended December 31, 2023 includes net investment gains of $6 million ($4 million after tax and noncontrolling interests). The three months ended December 31, 2022 includes net investment losses of $33 million ($23 million after tax and noncontrolling interests). The years ended December 31, 2023 and 2022 include net investment losses of $99 million and $199 million ($71 million and $138 million after tax and noncontrolling interests).
(b)Includes a gain of $46 million ($36 million after tax) for the year ended December 31, 2023 related to Loews Hotels & Co’s acquisition of an additional equity interest in, and the consolidation of, a previously unconsolidated joint venture property.
(c)The effects of adopting ASU 2018-12 on the Selected Financial Information were as follows:

Three Months Ended December 31, 2022	As Reported	Effect of Adoption	As Adjusted

Income (Loss) Before Income Tax:
CNA Financial	$294	$(11)	$283
Total	476	(11)	465
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial	$223	$(9)	$214
Total	364	(9)	355

Year Ended December 31, 2022	As Reported	Effect of Adoption	As Adjusted

Income (Loss) Before Income Tax:
CNA Financial	$1,081	$(267)	$814
Total	1,381	(267)	1,114
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial	$802	$(190)	$612
Total	1,012	(190)	822
(d)Consists of parent company interest expense, corporate expenses and the equity income (loss) of Altium Packaging. The year ended December 31, 2023 includes a charge of $47 million ($37 million after tax) related to the termination of a defined benefit plan.

Loews Corporation and Subsidiaries
Consolidated Financial Review

	December 31,
	Three Months		Years Ended
(In millions, except per share data)	2023	2022	2023	2022
Revenues:
Insurance premiums	$2,479	$2,232	$9,480	$8,667
Net investment income	643	600	2,395	1,802
Investment gains (losses) (a)	6	(33)	(53)	(199)
Operating revenues and other	1,130	994	4,079	3,774
Total	4,258	3,793	15,901	14,044

Expenses:
Insurance claims and policyholders’ benefits (b)	1,810	1,694	7,068	6,653
Operating expenses and other	1,835	1,634	6,837	6,277
Total	3,645	3,328	13,905	12,930

Income before income tax (b)	613	465	1,996	1,114
Income tax expense (b)	(136)	(87)	(451)	(223)
Net income (b)	477	378	1,545	891
Amounts attributable to noncontrolling interests (b)	(31)	(23)	(111)	(69)
Net income attributable to Loews Corporation (b)	$446	$355	$1,434	$822

Net income per share attributable to Loews Corporation (b)	$1.99	$1.49	$6.29	$3.38

Weighted average number of shares	223.80	238.08	227.81	243.28

(a)Includes a gain of $46 million ($36 million after tax) for the year ended December 31, 2023 related to Loews Hotels & Co’s acquisition of an additional equity interest in, and the consolidation of, a previously unconsolidated joint venture property.
(b)The effects of adopting ASU 2018-12 on the Consolidated Financial Review were as follows:

Three Months Ended December 31, 2022	As Reported	Effect of Adoption	As Adjusted

Insurance claims and policyholders’ benefits	$1,683	$11	$1,694
Income before income tax	476	(11)	465
Income tax expense	(88)	1	(87)
Net income	388	(10)	378
Amounts attributable to noncontrolling interests	(24)	1	(23)
Net income attributable to Loews Corporation	364	(9)	355
Net income per share attributable to Loews Corporation	1.53	(0.04)	1.49

Year Ended December 31, 2022	As Reported	Effect of Adoption	As Adjusted

Insurance claims and policyholders’ benefits	$6,386	$267	$6,653
Income before income tax	1,381	(267)	1,114
Income tax expense	(278)	55	(223)
Net income	1,103	(212)	891
Amounts attributable to noncontrolling interests	(91)	22	(69)
Net income attributable to Loews Corporation	1,012	(190)	822
Net income per share attributable to Loews Corporation	4.16	(0.78)	3.38

Definitions of Non-GAAP Measures and Reconciliation of GAAP Measures to Non-GAAP Measures:

CNA Financial Corporation

Core income is calculated by excluding from CNA’s net income attributable to Loews Corporation the after-tax effects of investment gains (losses). In addition, core income excludes the effects of noncontrolling interests. The calculation of core income excludes investment gains (losses) because these are generally driven by economic factors that are not necessarily reflective of CNA’s primary operations. The following table presents a reconciliation of CNA net income attributable to Loews Corporation to core income:

	December 31,
	Three Months		Years Ended
(In millions)	2023	2022	2023	2022
CNA net income attributable to Loews Corporation	$336	$214	$1,094	$612
Investment (gains) losses	(5)	26	79	154
Consolidation adjustments including noncontrolling interests	31	25	111	70
Core income	$362	$265	$1,284	$836

Boardwalk Pipelines

EBITDA is defined as earnings before interest, income tax expense, depreciation and amortization. The following table presents a reconciliation of Boardwalk net income attributable to Loews Corporation to EBITDA:

	December 31,
	Three Months		Years Ended
(In millions)	2023	2022	2023	2022
Boardwalk net income attributable to Loews Corporation	$92	$83	$283	$247
Interest, net	38	40	144	166
Income tax expense	24	26	90	83
Depreciation and amortization	106	99	412	396
EBITDA	$260	$248	$929	$892

Loews Hotels & Co

Adjusted EBITDA is calculated by excluding from Loews Hotels & Co’s EBITDA, noncontrolling interest share of EBITDA adjustments, state and local government development grants, gains or losses on asset acquisitions and dispositions, asset impairments, and equity method income, and including Loews Hotels & Co’s pro rata Adjusted EBITDA of equity method investments. Pro rata Adjusted EBITDA of equity method investments is calculated by applying Loews Hotels & Co’s ownership percentage to the underlying equity method investment’s components of EBITDA and excluding distributions in excess of basis.

The following table presents a reconciliation of Loews Hotels & Co net income attributable to Loews Corporation to Adjusted EBITDA:

	December 31,
	Three Months		Years Ended
(In millions)	2023	2022	2023	2022
Loews Hotels & Co net income attributable to Loews Corporation	$32	$33	$147	$117
Interest, net	4	4	9	11
Income tax expense	9	8	53	44
Depreciation and amortization	18	17	69	64
EBITDA	63	62	278	236
Noncontrolling interest share of EBITDA adjustments	(2)		(5)
Gain on asset acquisition			(46)
Asset impairments	3	3	12	25
Equity investment adjustments:
Loews Hotels & Co’s equity method income	(31)	(33)	(129)	(148)
Pro rata Adjusted EBITDA of equity method investments	50	54	218	234
Consolidation adjustments		(1)		(2)
Adjusted EBITDA	$83	$85	$328	$345

The following table presents a reconciliation of Loews Hotels & Co’s equity method income to Pro rata Adjusted EBITDA of equity method investments:

	December 31,
	Three Months		Years Ended
(In millions)	2023	2022	2023	2022
Loews Hotels & Co’s equity method income	$31	$33	$129	$148
Pro rata share of equity method investments:
Interest, net	10	11	43	40
Income tax expense
Depreciation and amortization	12	12	49	50
Distributions in excess of basis	(3)	(3)	(3)	(4)
Consolidation adjustments		1
Pro rata Adjusted EBITDA of equity method investments	$50	$54	$218	$234